Exhibit 21.1

SUBSIDIARIES OF JACKSON FINANCIAL INC.

Jackson Financial Inc.’s subsidiaries as of December 31, 2023 are listed below. (1)

Legal Name	State or Jurisdiction of Incorporation or Organization
Allied Life Brokerage Agency, Inc.	Iowa
B2B Solutions, LLC	Delaware
Brier Capital LLC	Michigan
Brooke Life Insurance Company	Michigan
Brooke Life Reinsurance Company	Michigan
Hermitage Management, LLC	Michigan
Jackson Charitable Foundation, Inc.	Michigan
Jackson Finance LLC	Michigan
Jackson Holdings LLC	Delaware
Jackson National Asset Management LLC	Michigan
Jackson National Life (Bermuda) Ltd.	Bermuda
Jackson National Life Distributors LLC	Delaware
Jackson National Life Insurance Agency, LLC	Illinois
Jackson National Life Insurance Company	Michigan
Jackson National Life Insurance Company of New York	New York
Mission Plans of America, Inc.	Texas
National Planning Holdings LLC	Delaware
NNN AGP Opportunities Fund, L.P.	Delaware
Old Hickory Fund I, LLC	Delaware
PGDS (US ONE) LLC	Delaware
PPM America, Inc.	Delaware
PPM America Capital Partners III, LLC	Delaware
PPM America Capital Partners VIII, LLC	Delaware
PPM America Private Equity Fund VIII-A LP	Delaware
PPM CLO 2, LLC	Delaware
PPM CLO 2 Ltd.	Cayman Islands
PPM CLO 2018-1, LLC.	Delaware
PPM CLO 2018-1 Ltd.	Cayman Islands
PPM CLO 3, LLC	Delaware
PPM CLO 3 Ltd.	Cayman Islands
PPM CLO 4, LLC	Delaware
PPM CLO 4 Ltd.	Cayman Islands
PPM CLO 5, LLC	Delaware
PPM CLO 5 Ltd.	Cayman Islands
PPM CLO 6, LLC	Delaware
PPM CLO 6-R Ltd.	Jersey, U.K.
PPM Funds	Massachusetts
PPM Holdings, Inc	Delaware

PPM Loan Management Company 2, LLC	Delaware
PPM Pomona Capital Partners, LLC	Delaware
REALIC of Jacksonville Plans, Inc.	Texas
ROP, Inc.	Delaware
Squire Capital I LLC	Michigan
Squire Capital II LLC	Michigan
Squire Reassurance Company II, Inc.	Michigan
Squire Reassurance Company LLC	Michigan
VFL International Life Company SPC, Ltd.	Cayman Islands
Wynnefield Private Equity Partners I, LP	Delaware

(1)    Reflects subsidiaries that Jackson Financial Inc., directly or indirectly, controls by virtue of having share ownership greater than 50%.